Exhibit 10.1

UTIME LIMITED

SHARE PURCHASE AGREEMENT

JANUARY 14, 2026

UTIME LIMITED

ORDINARY SHARES PURCHASE AGREEMENT

This SHARE Purchase Agreement (this “Agreement”) is dated as of the Effective Date and is between the Company and the undersigned Purchaser. Certain terms used in this Agreement are defined in Section 5.1. In consideration of the mutual covenants and representations set forth below, the parties agree as follows:

Section 1

Sale and Issuance

1.1 Sale and Issuance of Shares. Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase, and the Company agrees to sell and issue to Purchaser, the number of Shares set forth on the Purchaser’s signature page hereto.

Section 2

Closing Dates and Delivery

2.1 Closing. The purchase, sale and issuance of the Shares (the “Closing”) shall take place at the offices of Dorsey & Whitney LLP, 51 West 52nd Street, New York, NY 10019, at 12:00 p.m. local time on the Effective Date, or such other date as the Company determines in its sole discretion.

2.2 Delivery. At the Closing, or promptly thereafter, the Company will deliver to the Purchaser a certificate, or a statement of account (in the event the shares are uncertificated), registered in such Purchaser’s name representing the number of Shares that such Purchaser is purchasing against payment of the “Aggregate Purchase Price” set forth on Purchaser’s signature page hereto, by wire transfer in accordance with the Company’s instructions.

Section 3

Representations and Warranties of the Company

The Company hereby represents and warrants as of the Effective Date to the Purchaser as follows:

3.1 Organization, Good Standing and Qualification. The Company is a corporation validly existing and in good standing under the laws of the Cayman Islands. The Company has the requisite corporate power and authority to execute and deliver this Agreement, to issue and sell the Shares and to perform its obligations hereunder.

3.2 Authorization. All corporate action on the part of the Company and its directors, officers and stockholders necessary for the authorization, execution and delivery of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares, and the performance of all of the Company’s obligations under this Agreement has been taken or will be taken prior to the Effective Date. This Agreement, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with its terms, except as limited by (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

Section 4

Representations and Warranties of the Purchaser

Purchaser hereby represents and warrants as of the Effective Date to the Company as follows:

4.1 No Registration. Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent of Purchaser and the accuracy of Purchaser’s representations as expressed herein or otherwise made pursuant hereto. Purchaser was not offered or sold the Shares, directly or indirectly, by means of any form of general solicitation or general advertisement, including the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast or radio; or (ii) any seminar or meeting whose attendees had been invited by general solicitation or general advertising.

4.2 Investment Intent. Purchaser is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Shares.

4.3 Investment Experience. Purchaser has substantial experience in evaluating and investing in companies similar to the Company and acknowledges that (a) it can protect its own interests, and (b) it has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the Company, whether by reason of its own business and financial expertise, the business and financial expertise of certain professional advisors unaffiliated with the Company with whom Purchaser may have consulted, or Purchaser’s preexisting business or personal relationship with the Company or any of its officers, directors or controlling persons.

4.4 Speculative Nature of Investment. Purchaser understands and acknowledges that an investment in the Company is highly speculative and involves substantial risks. Purchaser can bear the economic risk of Purchaser’s investment and is able, without impairing Purchaser’s financial condition, to (a) hold the Shares for an indefinite period of time, and (b) suffer a complete loss of Purchaser’s investment. Purchaser is aware that the Company may issue additional securities in the future which could result in the dilution of Purchaser’s ownership interest in the Company.

4.5 Access to Data. Purchaser has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning this Agreement, the exhibits and schedules attached hereto and thereto, and the transactions contemplated by this Agreement, as well as the Company’s business, management and financial affairs, which questions were answered to its satisfaction. Purchaser acknowledges that it is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement.

4.6 Residency. The residency of Purchaser (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on Purchaser’s signature page hereto.

4.7 Rule 144. Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “brokers’ transaction,” a transaction directly with a “market maker,” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. Purchaser acknowledges and understands that the Company may not satisfy the current public information requirement of Rule 144 at the time Purchaser wishes to sell the Shares, and that, therefore, Purchaser may be precluded from selling such securities under Rule 144, even if the other applicable requirements of Rule 144 have been satisfied. Purchaser acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Shares. Purchaser understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons, and the brokers who participate in the transactions do so at their own risk.

4.8 Investment Representations, Warranties and Covenants by Non-United States Persons. If Purchaser is a Non-U.S. person (as that term is defined below), such Purchaser hereby represents and warrants to the Company as follows:

(a) This Agreement is made by the Company with Purchaser, who is a Non-U.S. person, in reliance upon such Non-U.S. person’s representations, warranties and covenants made in this Section.

(b) Such Non-U.S. person has been advised and acknowledges that:

(i) the Shares have not been, and when issued, will not be registered under the Securities Act, the securities laws of any state of the United States or the securities laws of any other country;

(ii) in issuing and selling the Shares to such Non-U.S. person pursuant hereto, the Company is relying upon the “safe harbor” provided by Regulation S and/or on Section 4(2) under the Securities Act;

(iii) it is a condition to the availability of the Regulation S “safe harbor” that the Shares not be offered or sold in the United States or to a U.S. person until the expiration of a one-year “distribution compliance period” (or a six-month “distribution compliance period,” if the issuer is a “reporting issuer,” as defined in Regulation S) following the Closing Date; and

(iv) notwithstanding the foregoing, prior to the expiration of the one-year “distribution compliance period” (or six-month “distribution compliance period,” if the issuer is a “reporting issuer,” as defined in Regulation S) after the Closing (the “Restricted Period”), the Shares may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. person (as such terms are defined in Regulation S), the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; or (B) the offer and sale is outside the United States and to other than a U.S. person.

(c) As used herein, the term “United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia, and the term “U.S. person” (as defined in Regulation S) means:

(i) a natural person resident in the United States;

(ii) any partnership or corporation organized or incorporated under the laws of the United States;

(iii) any estate of which any executor or administrator is a U.S. person;

(iv) any trust of which any trustee is a U.S. person;

(v) any agency or branch of a foreign entity located in the United States;

(vi) any nondiscretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated and (if an individual) resident in the United States; and

(viii) a corporation or partnership organized under the laws of any foreign jurisdiction and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

(d) As used herein, the term “Non-U.S. person” means any person who is not a U.S. person or is deemed not to be a U.S. person under Rule 902(k)(2) of the Securities Act.

(e) Such Non-U.S. person agrees that with respect to the Shares, until the expiration of the Restricted Period:

(i) such Non-U.S. person, its agents or its representatives have not and will not solicit offers to buy, offer for sale or sell any of the Shares, or any beneficial interest therein in the United States or to or for the account of a U.S. person; and

(ii) notwithstanding the foregoing, the Shares may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. person (as such terms are defined in Regulation S), the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; or (B) the offer and sale is outside the United States and to other than a U.S. person; and

(iii) such Non-U.S. person shall not engage in hedging transactions with regard to the Shares unless in compliance with the Securities Act.

(iv) The foregoing restrictions are binding upon subsequent transferees of the Shares, except for transferees pursuant to an effective registration statement. Such Non-U.S. person agrees that after the Restricted Period, the Shares may be offered or sold within the United States or to or for the account of a U.S. person only pursuant to applicable securities laws.

(f) Such Non-U.S. person has not engaged, nor is it aware that any party has engaged, and such Non-U.S. person will not engage or cause any third party to engage, in any directed selling efforts (as such term is defined in Regulation S) in the United States with respect to the Shares.

(g) Such Non-U.S. person: (i) is domiciled and has its principal place of business outside the United States; (ii) certifies it is not a U.S. person and is not acquiring the Shares for the account or benefit of any U.S. person; and (iii) at the time of the Closing Date, the Non-U.S. person or persons acting on Non-U.S. person’s behalf in connection therewith will be located outside the United States.

(h) At the time of offering to such Non-U.S. person and communication of such Non-U.S. person’s order to purchase the Shares and at the time of such Non-U.S. Person’s execution of this Agreement, the Non-U.S. person or persons acting on Non-U.S. person’s behalf in connection therewith were located outside the United States.

(i) Such Non-U.S. person is not a “distributor” (as defined in Regulation S) or a “dealer” (as defined in the Securities Act).

(j) Such Non-U.S. person acknowledges that the Company shall make a notation in its stock books regarding the restrictions on transfer set forth in this Section and shall transfer such shares on the books of the Company only to the extent consistent therewith. In particular, such Non-U.S. person acknowledges that the Company shall refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration.

(k) Such Purchaser understands and agrees that each certificate representing Shares held by such Non-U.S. person representing the Restricted Securities, shall bear the following legend (in addition to any legend required by this Agreement or under applicable state securities laws):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE, HYPOTHECATION OR ANY OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

4.9 Representations by Non-United States persons. If Purchaser is not a United States person, Purchaser hereby represents that Purchaser is satisfied as to the full observance of the laws of Purchaser’s jurisdiction in connection with any invitation to subscribe for the Shares or any use of the Agreements, including (i) the legal requirements within Purchaser’s jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of such securities. Purchaser’s subscription and payment for, and Purchaser’s continued beneficial ownership of, the Shares will not violate any applicable securities or other laws of Purchaser’s jurisdiction.

Section 5

Miscellaneous

5.1 Definitions. The following terms used in this Agreement shall have the means ascribed to them in this Section 5.1:

(a)	“Closing” means the purchase, sale and issuance of the Shares pursuant to this Agreement.

(b)	“Ordinary Shares” means the Company’s Ordinary Shares, par value $0. 10 per share.

(c)	“Company” means the company listed on the signature page hereto.

(d)	“Effective Date” means the date listed on the signature page hereto.

(e)	“Purchase Price” means the purchase price per Share set forth on the signature page hereto.

(f)	“Restricted Securities” means the Shares, or any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar events.

(g)	“Securities Act” means the Securities Act of 1933, as amended.

(h)	“Shares” means such number of Ordinary Shares to be sold under this Agreement as is set forth on the signature page hereto.

(i)	“Transfer” means any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities (or any beneficial interest therein), whether by operation of law or otherwise.

5.2 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Purchaser.

5.3 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to Purchaser or any other holder of Company securities) or otherwise delivered by hand, messenger or courier service addressed: (a) if to Purchaser, to the Purchaser’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof; (b) if to any other holder of any Shares, to such address, facsimile number or electronic mail address as shown in the Company’s records, or, until any such holder so furnishes an address, facsimile number or electronic mail address to the Company, then to the address of the last holder of such Shares for which the Company has contact information in its records; (c) if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at the Company’s address listed on the signature page hereto or at such other current address as the Company shall have furnished to the Purchaser, with a copy (which shall not constitute notice) to Megan J. Penick Esq., Dorsey & Whitney LLP, 51 West 52nd Street, New York, NY 10019.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier); (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid; or (iii) if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

5.4 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of New York.

5.5 Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby for one year from the Effective Date; provided however, that Purchaser’s covenants made under Section 4 shall survive indefinitely.

5.6 Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Purchaser without the prior written consent of the Company. Any attempt by Purchaser without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

5.7 Entire Agreement. This Agreement, including the exhibits attached hereto and thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

5.8 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

5.9 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

5.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

5.11 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.

5.12 Jurisdiction; Venue. Each party hereto (a) hereby irrevocably and unconditionally submits to the jurisdiction of United States District Court sitting in the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement that may be brought before such court, and the other state courts of the state of New York for any other suit, action or other proceeding arising out of or based upon this Agreement, (b) agrees not to commence any suit, action or other proceeding arising out of or based upon this Agreement except as set forth in clause (a) of this Section, and (c) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the such courts of the State of New York, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby appoints Dorsey & Whitney LLP, with offices at 51 W. 52nd Street, New York, NY 10019 as its agent for service of process in New York. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

5.13 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

5.14 Attorney’s Fees. In the event that any suit or action is instituted to enforce any provisions in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement.

5.15 No Presumption Against Drafter. Each party has had the opportunity to review this Agreement with legal counsel of its own choosing. Therefore, the parties agree that the rule of construction that a contract be construed against the drafter (the doctrine of contra proferentem) shall not be applied to the interpretation or construction of this Agreement.

5.16 Headings and Titles. The section headings and titles contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

[Purchaser]

The parties are signing this SHARE PURCHASE Agreement as of JANUARY 14, 2026 (the “Effective Date”).

Shares:	4,550,000
Price Per Share:	$0.20
Aggregate Purchase Price:	$910,000, payable in USD or USDT equivalent

PURCHASER	UTIME LIMITED
a Cayman Islands corporation

Hengcong Qiu
Chief Executive Officer

Purchaser Address:	Company Address:

7th Floor, Building 5, Software Industry Base

Nanshan, Shenzhen, China

Email:	Email: qhengcong@utimemobile.com